UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2025
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Reddit, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41983	45-2546501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
303 2nd Street, South Tower, 5th Floor
San Francisco, California 94107
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 494-8016
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	RDDT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 1, 2025, Reddit, Inc. (the “Company”) entered into an Amended and Restated Credit and Guarantee Agreement with the guarantors listed therein, the lenders listed therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which amended and restated the Credit and Guarantee Agreement, dated October 8, 2021, by and among the Company, the lenders listed therein, and JPMorgan Chase Bank, N.A., as administrative agent (as amended by Amendment No. 1 to the Credit and Guarantee Agreement, dated May 23, 2023, the “Existing Credit Agreement”).
The Credit Agreement amended and restated the Existing Credit Agreement to, among other things:
(i)extend the maturity date of the Company’s revolving credit facility under the Existing Credit Agreement (as amended and restated by the Credit Agreement, the “Revolving Credit Facility”) to July 1, 2030;
(ii)decrease the total commitments under the Revolving Credit Facility to $500.0 million;
(iii)maintain the existing letter of credit sublimit of $100.0 million;
(iv)remove the credit spread adjustments applicable to the interest rate calculation (while otherwise maintaining pricing substantially similar to the Existing Credit Agreement); and
(v)modify the financial covenants to transition to a maximum total leverage ratio beginning after July 1, 2025.
In addition, the Credit Agreement contains covenants that restrict, among other things, the ability of the Company and its restricted subsidiaries to incur additional debt, grant liens, engage in transactions with affiliates, sell assets, make investments, pay dividends, and make certain other restricted payments.
The Credit Agreement continues to be primarily secured by liens on substantially all of the Company’s assets, including intellectual property assets; however, the Credit Agreement provides for the permanent fall away of guarantees and collateral upon the Company’s achievement of certain investment grade ratings from two rating agencies.
The above description of the Credit Agreement is a summary and is not complete. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Credit Agreement as set forth in the exhibit.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1†
Amended and Restated Credit and Guarantee Agreement, dated July 1, 2025, by and among the Company, as borrower, the guarantors listed therein, the lenders listed therein, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

† Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDIT, INC.

Date: July 1, 2025	By:	/s/ Benjamin Lee
Benjamin Lee
Chief Legal Officer and Corporate Secretary